UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bare Metal Standard, Inc.
(Exact name of registrant as specified in its charter)

Idaho		47-5572388
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)

3604 S. Banner Street Boise, Idaho 83709 (Address of principal executive offices) (208) 898-9379 (Registrant’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐. ..

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-210321

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered
___________________________________
Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock, par value $0.001, is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-210321), as originally filed with the Securities and Exchange Commission on March 22, 2016, and amendments thereto (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference

3.1	Articles of Incorporation	Filed on March 22, 2016 as Exhibit 3.1 to the registrant 's Registration Statement on Form S-1 (File No. 333-210321) and incorporated herein by reference.
3.2	ByLaws	Filed on March 22, 2016 as Exhibit 3.2 to the registrant 's Registration Statement on Form S-1 (File No. 333-210321) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bare Metal Standard, Inc.

By: /s/ James Bedal
Date: May 25, 2017	James Bedal Chief Executive Officer, Director Principal Executive Officer